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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
               Telephone: (650) 493-4300 Facsimile: (650) 493-6811


                                February 5, 2002

Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA 95138

        RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 7, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 4,500,000 shares of your Common Stock issuable under the Gadzoox Networks, Inc. 2000 Nonstatutory Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares," and the plan is referred to herein as the "Plan." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

        It is our opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation